EXHIBIT 99.1
To: Yext Employees
Subject: A More Focused Yext

Team,

I have news to share about changes at Yext as we navigate through a period of change.

Over the past 30 months, we've been focused on aligning our operations with best-in-class software companies, transforming the customer experience, and accelerating innovation. The structural changes we have put in place over this time enable us to think differently about how we build world-class products, deliver more value to our customers, and build better, more hands-on customer support models. Today, we took additional steps toward these goals by restructuring the company, including elimination of roles across the organization. While these decisions were very difficult, they were necessary to improve efficiency, achieve our profitability goals, and accelerate impact for our customers.

I want to acknowledge the contributions of those colleagues who will be transitioning out of the company as a result of these changes. Their hard work and dedication have been instrumental in shaping Yext into what it is today, and for that, we are incredibly grateful. We are fully committed to supporting them during this transitional period as they embark on the next chapter in their careers.

As part of the restructuring, we have made some changes to our executive team. Yvette Martinez-Rea is now our Chief Operating Officer. Yvette will be focused on ensuring that our newly restructured organization runs smoothly and everyone is working together to help our customers quickly and efficiently. Yvette will continue to lead the Partner team and will now also lead Operations and Strategy. In addition, the Customer Success team will report to Yvette on an interim basis. Dave Hayward, SVP GTM Strategy and Operations, will report to Yvette and will continue to serve as part of the Operating Team.

Tzi-Kei Wong, Chief Product Officer, has decided to take some time off to be with her family and determine what's next for her. We greatly appreciate the work TK has done to move our Product Organization forward, including delivering a robust roadmap with ground-breaking innovation and product enhancements that will have a significant impact on our customers. TK also hired a very experienced and capable product leadership team, including Chris Brownlee, Mark Demeny, and Joel Cox, who each bring 20+ years of experience in enterprise software and are already making a significant impact. With TK’s departure, Chris Brownlee will now lead the Product team. Under Chris’ leadership, we will further strengthen the partnership between our Product, Engineering, and go-to-market teams.

We have a clear vision for innovation and growth, centered around delivering exceptional value to our customers. For example, we completed our first milestone release for Social, and we are hearing positive feedback from customers. We launched a new Customer Success Program that expanded our service and support portfolio to accelerate customer results. We are seeing increased interest in our Search solutions and we once again revolutionized the listings space with the launch of Listing Recommendations. We have exciting product innovation coming in the second half of our fiscal year for Listings, Reviews, Pages, Search, Analytics and Social products. Our platform, AI technology, and customer support remain unmatched in the industry and our roadmap will solidify our leadership position for years to come.

Change is never easy, and I understand the uncertainty and apprehension it can bring. I want to assure you that these changes are part of our journey toward building a stronger Yext over the long term. We are all aware of the challenging macro environment that we are currently operating in, which is creating

EXHIBIT 99.1
headwinds in the technology industry. This has translated into longer deal cycles and tougher negotiations as our customers also face difficulties in this environment. However, Yext is a financially healthy company, with a large cash balance, profitable operations, and no debt. We are on the path to becoming a best-in-class software company from a growth and profitability standpoint. Challenging times demand leaner, more focused, and agile execution to set us up for faster growth as market conditions improve.

With our resources and the team we have in place, I am confident that we will be able to deliver impact for our customers and accelerate growth. As we navigate through this transition, I encourage each of you to lean into teamwork, stay focused on our collective goals, and remain agile in the face of change. Our best days are ahead of us, and I am excited about the opportunities to come for Yext.

Thank you for your continued dedication, hard work, and resilience. Together, we will emerge stronger than ever before.